EXHIBIT 23.3

CONSENT OF ENGINEERS

[Letterhead of Watts, Griffis and McOuat]

We hereby consent to the use of our names in connection with the following report which is incorporated by reference into the registration statement on Form S-8 of Silver Wheaton Corp. (formerly Chap Mercantile Inc.) being filed with United States Securities and Exchange Commission:

“A Technical Review of the Zinkgruvan Mine in South-Central Sweden for Silver Wheaton Corp.” dated December 13, 2004.

Dated: August 22, 2005

/s/ John R. Sullivan, P.Geo.

John R. Sullivan, P.Geo.

Senior Geologist

/s/ G. Ross MacFarlane, P.Eng.

G. Ross MacFarlane, P.Eng.

Senior Associate Metallurgical Engineer